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                                 EXHIBIT 99.4

                        MENTAL HEALTH MANAGEMENT, INC.

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                                   ARTICLE I

                                    PURPOSE

         The purpose of this Non-Employee Directors' Stock Option Plan (the "Plan") is to enable Mental Health Management, Inc. (the "Company") to attract, retain and motivate non-employee members of its Board of Directors and to further promote the mutuality of interests between such directors and the Company's shareholders.


                                  ARTICLE II

                                 DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

         2.1  "BOARD" shall mean the Board of Directors of the Company.

         2.2  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.3 "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company.

         2.4 "ELIGIBLE DIRECTOR" shall mean any member of the Board who, on the date of the granting of an Option, is not an officer or an employee of the Company or any of the Company's subsidiaries.

         2.5 "FAIR MARKET VALUE" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or traded on any such exchange, on The Nasdaq Stock Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

         2.6 "PARTICIPANT" shall mean an Eligible Director to whom an Option has been granted under the Plan.

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         2.7  "STOCK OPTION" or "OPTION" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI of the Plan.


                                  ARTICLE III

                                ADMINISTRATION

         3.1 ADMINISTRATION. The Plan shall be administered and interpreted by the Board.

         3.2 GUIDELINES. Subject to Article VII hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this
Section 3.2 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

          3.3 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.


                                  ARTICLE IV

                               SHARE LIMITATION

         4.1 SHARES. The aggregate number of shares of Common Stock that may be subject to options granted pursuant to the Plan in any calendar year shall not exceed 2% of the shares outstanding as of the first business day of such year plus the number of shares available for any prior calendar years but not covered by awards granted in such years, subject to adjustment as provided in
Section 4.1 hereof. In the event that the number of shares available for future grant on any date is insufficient to make all grants required on such date, no further grants shall be made in that year. Upon delivery of shares in full or partial payment of the purchase price specified in any Option under the Plan, the number of such shares shall be deducted from the number of shares granted to the participant pursuant to such Option for purposes of determining the number of shares which thereafter may be granted pursuant to the Plan. The shares delivered under the Plan may be authorized but unissued shares or treasury shares.

         4.2 CHANGES. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under the Plan, the number of shares subject to Stock Options to be granted to Eligible Directors pursuant to Section 6.2 and the number

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and option price of shares subject to outstanding Options, as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.


                                  ARTICLE V

                                 ELIGIBILITY

         5.1 ELIGIBLE DIRECTORS. Only Eligible Directors are eligible to be granted Options under the Plan.


                                  ARTICLE VI

                                STOCK OPTIONS

         6.1 OPTIONS. All Stock Options granted under the Plan shall be non-qualified stock options (I.E., options that do not qualify as incentive stock options under section 422 of the Code).

         6.2 GRANTS. Upon adoption of the Plan by the Board, each Eligible Director who did not receive a grant of stock options under the Company's 1993 Stock Option Plan for Non-Employee Directors shall automatically be granted Stock Options for 12,500 shares of Common Stock. Any new member of the Board who is elected after adoption of the Plan, if an Eligible Director on the date of such election, shall automatically be granted, as of the date of such election, Stock Options for 12,500 shares of Common Stock.

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          6.3  TERMS OF OPTIONS.  Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

              (a) STOCK OPTION CONTRACT. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Contract executed by the Company and the Participant. The Stock Option Contract shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

              (b) OPTION PRICE. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant.

              (c) OPTION TERM. The term of each Stock Option shall be ten years from the date of grant.

              (d) EXERCISABILITY. All Stock Options shall be exercisable as follows: 20% of each Stock Option grant shall be immediately exercisable; 20% shall become exercisable on the first anniversary of the date of grant; 20% shall become exercisable on the second anniversary of the date of grant; 20% shall become exercisable on the third anniversary of the date of grant and 20% shall become exercisable on the fourth anniversary of the date of grant.

              (e) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. Payment of the option price may be made (i) in cash or by check payable to the Company or (ii) to the extent determined by the Board on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or (iii) by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

              (f) DEATH. Unless otherwise determined by the Board on or after the date of grant, if a Participant ceases to be a member of the Board by reason of death, any Stock Option held by such Participant at the date of death shall become immediately exercisable and may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the Participant's date of death or the expiration of the option term of such Stock Option.

              (g) DISABILITY. Unless otherwise determined by the Board on or after the date of grant, if a Participant ceases to be a member of the Board by reason of a disability that prevents him or her from performing the duties of a director, any Stock Option held by such Participant shall become immediately exercisable and may thereafter be exercised by the Participant until the earlier of one year after such date or the expiration of the option term of such Stock Option.

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If the Participant dies during such one-year period, any unexercised Stock
Options held by the Participant at the time of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of the Participant's death or the expiration of the option term of such Stock Option.

              (h) OTHER TERMINATION. Unless otherwise determined by the Board on or after the date of grant, if a Participant ceases to be a member of the Board for any reason other than for cause or death or disability, any Stock Option held by such Participant that was exercisable on the date of such termination may be exercised until the earlier of 90 days after such date or the expiration of the option term of such Stock Option. If a Participant is removed from the Board for cause, then any Stock Option held by such Participant shall immediately terminate and not be exercisable. Any Option that was not exercisable on the date of the Participant's termination of employment shall terminate as of such date.

              (i) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

         6.4 RIGHTS AS SHAREHOLDER. A Participant shall not be deemed to be the holder of Common Stock, or have any of the rights of a holder of Common Stock, with respect to shares subject to an Option, until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.


                                 ARTICLE VII

                            TERMINATION OR AMENDMENT

         7.1 TERMINATION OR AMENDMENT OF PLAN. The Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant and, provided further that, without the approval of the Company's shareholders, no amendment may be made that would (i) materially increase the number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility to participate in the Plan; or
(iii) materially increase the benefits accruing to Participants.
Notwithstanding the foregoing, the provisions of Article V and Article VI may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         7.2 AMENDMENT OF OPTIONS. The Board may amend the terms of any Stock Option previously granted, prospectively or retroactively, but, subject to
Article IV, no such amendment or other action by the Board shall impair the rights of any holder without the holder's consent.


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                                 ARTICLE VIII

                                UNFUNDED PLAN

         8.1 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.


                                  ARTICLE IX

                              GENERAL PROVISIONS

         9.1 NONASSIGNMENT. Except as otherwise provided in the Plan, any Option granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred hereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

         9.2 LEGEND. The Board may require each person purchasing shares upon exercise of a Stock Option to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

         All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         9.3 OTHER PLANS. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         9.4 NO RIGHT TO CONTINUE AS DIRECTOR. Neither the Plan nor the grant of any Option hereunder shall confer upon any person the right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company's shareholders.

         9.5  LISTING AND OTHER CONDITIONS.

              (a) If the Common Stock is listed on a national securities exchange or the Nasdaq Stock Market, the issuance of any shares of Common Stock upon exercise of an Option shall

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be conditioned upon such shares being listed on such exchange or Nasdaq.  The
Company shall have no obligation to issue any shares of Common Stock upon exercise of an Option unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

              (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

              (c)  Upon termination of any period of suspension under this
Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         9.6 GOVERNING LAW. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware.

         9.7 CONSTRUCTION. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         9.8 LIABILITY OF BOARD MEMBERS. No member of the Board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

         9.9 COSTS. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock upon exercise of Stock Options.



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          9.10 SEVERABILITY.  If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

         9.11 SUCCESSORS. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

         9.12 HEADINGS. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting the Plan.


                                  ARTICLE X

                                 TERM OF PLAN

         10.1 EFFECTIVE DATE. The Plan shall be effective upon its adoption by the Board, subject to approval of the Plan by the Company's shareholders.

         10.2 TERMINATION. Unless sooner terminated, the Plan shall terminate ten years after it is adopted by the Board and no Options may be granted thereafter. Termination of the Plan shall not affect Options granted before such date, which will continue to be exercisable after the Plan terminates.